Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This Employment Agreement (“Agreement”) is entered into by and between ICO, Inc. (the “Company”) and W. Robert Parkey, Jr. (“Employee”), signed and dated as of May 10, 2004, and to be effective as of February 2, 2004 (the “Effective Date”).

     WHEREAS, Employee and the Company entered into an Employment Agreement (the “Agreement”) as of the Effective Date; and

     WHEREAS, the parties desire to amend the Agreement, as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Company and Employee agree as follows:

     The parties hereby agree that the Agreement shall be amended as set forth in items 1 through 3 below:

     1. In the fourth line of Section 3.3(b) of the Agreement, the reference to “Sections 3.1(a) through (e)” is deleted and replaced by a reference to “Sections 3.1(a)(i) through 3.1(a)(iv).”

     2. Following Section 3.5, the following shall be language shall be added as a new Section 3.6:

     “3.6 Notwithstanding anything in this Agreement to the contrary, if any amounts due to the Employee under this Agreement and any other agreement, plan or program constitute a “parachute payment,” as such term is defined in Code Section 280G(b)(2), and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Code Section 4999, is less than the amount the Employee would receive if he were paid three times his “base amount,” as defined in Code Section 280G(b)(3), less one dollar, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his base amount less one dollar. The determinations to be made with respect to this Section shall be made by an accounting firm selected by the Employee and paid by the Company, and which may be the Company’s independent auditors.”

     3. The first sentence in Section 5.6 of the Agreement shall be deleted and replaced by the following sentence:

“This Agreement shall be binding upon and inure to the benefit of the Company, and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise.”

     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement in multiple originals to be effective on the Effective Date.

ICO, Inc.

/s/ Christopher N. O’Sullivan

Christopher N. O’Sullivan
Chairman of the Board of Directors

Date: May 10, 2004

Employee

/s/ W. Robert Parkey, Jr.

W. Robert Parkey, Jr.

Date: May 10, 2004